EXHIBIT 5



                                          April 30, 1997


IBP, inc.
P.O. Box 515
Dakota City, NE  68731-0515

     RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

     I am the General Counsel of IBP, inc., a Delaware Corporation (the "Company") and have acted as Counsel to the Company in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 3,500,000 shares of its common stock, par value five cents per share (the "Shares"), issuable pursuant to awards made under the Company's 1996 Stock Option Plan (the "Plan").

     For purposes of this opinion, I have examined such matters of law and originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified photostatic or conformed copies, and the authenticity of the originals of all such latter documents. I have also assumed the due execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof.

     Based upon the foregoing, I am of the opinion that the Shares when issued and delivered in accordance with the Plan will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Experts" in the Registration Statement. In giving this opinion and consent I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 in the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Act"), nor do I admit that I am in the category of persons whose consent is required by Section 7 of the Act.


Sincerely,



/s/ Lonnie O. Grigsby
---------------------
Lonnie O. Grigsby



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